Exhibit 10.6

Undertaking on the Non-appropriation of the Issuer’s Funds and External Guarantee

In view of the fact that Jinko Solar Co., Ltd. (hereinafter referred to as “Issuer”) intends to apply for an initial public offering of shares and listing on the STAR Market, the Company, as the Controlling Shareholder of the Issuer, hereby undertakes, in accordance with the relevant regulations on the IPO and the relevant requirements of the China Securities Regulatory Commission, as follows:

As of the date when this undertaking is given, the Company and the enterprises controlled it (other than the Issuer and its holding subsidiaries) have not appropriated funds, assets or resources of the Issuer or its subsidiaries by way of borrowings, loan at call, entrusted loans, entrusted investments, issuance of commercial acceptances without genuine transaction background, payment of debts on behalf of the Issuer, advances on behalf of the Issuer or its holding subsidiaries or in any other manner, nor have they provided guarantees for the Company and the enterprises controlled it through the Issuer and its holding subsidiaries.

The Company hereby confirms that the above undertaking of the Company is true and the Company is willing to bear the legal liabilities arising from the breach of the above undertaking.

Undertaking on the Non-appropriation of the Issuer’s Funds and External Guarantee

(There is no text in this page. It is the signature page of Undertaking on the Non-appropriation of the Issuer’s Funds and External Guarantee.)

Undertaken by: JinkoSolar Investment Limited (Seal)

By: /s/ Li Xiande

Date: June 21, 2021

Signature Page of Undertaking on the Non-appropriation of the Issuer’s Funds and External Guarantee